U.S. SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549

                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 22, 2007
                                                          --------------


                                GREATBATCH, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)




             Delaware                1-16137                16-1531026
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  (State or other jurisdiction     (Commission            (IRS Employer
         of incorporation)         File Number)         Identification No.)



          9645 Wehrle Drive, Clarence, New York                14031
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         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (716) 759-6901
                                                           --------------


                                 Not Applicable
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01      Entry into a Material Definitive Agreement.
               ------------------------------------------

               On March 22, 2007, Greatbatch, Inc. (the "Company") entered into separate privately negotiated agreements under which it will exchange $50 million aggregate principal amount of its outstanding 2 1/4% Convertible Subordinated Debentures due 2013 (the "Outstanding Debentures") for an equivalent principal amount of a new series of 2 1/4% Convertible Subordinated Debentures due 2013 (the "New Debentures"), and under which it will issue an additional $80 million aggregate principal amount of New Debentures. The transactions are expected to close, subject to customary closing conditions, on March 28, 2007.

               The New Debentures contain a net share settlement feature, which requires the Company, upon conversion of the New Debentures, to pay holders in cash for each $1,000 principal amount of New Debentures the lesser of $1,000 and the conversion value of the New Debentures, unless the Company otherwise elects. Any amounts in excess of $1,000 will be settled in shares of the Company's common stock, or at the Company's option, cash. The initial conversion price of the New Debentures is approximately $34.70. The New Debentures are redeemable by the Company at any time after June 20, 2012, or at the option of a holder upon the occurrence of certain fundamental changes affecting the Company. The New Debentures do not contain the put option provisions of the Outstanding Debentures which provide the holders a one-time option to require the Company to repurchase the Outstanding Debentures on June 15, 2010. The Company has agreed to file a registration statement for the resale of the New Debentures and the underlying shares of common stock within 30 days following the closing of the transactions.

               The New Debentures and the common stock issuable upon conversion of the New Debentures will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirement of the Securities Act and applicable state securities laws.

               The Company's press release announcing the transactions is attached as Exhibit 99.1.


Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under
               ----------------------------------------------------------------
               an Off-Balance Sheet Arrangement of a Registrant.
               ------------------------------------------------

               See Item 1.01 above, which is incorporated by reference herein.


Item 3.02      Unregistered Sales of Equity Securities.
               ---------------------------------------

               See Item 1.01 above, which is incorporated by reference herein. The issuance of the New Debentures is exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 promulgated thereunder.


Item 8.01      Other Events.
               ------------

               The Company has received a Commitment Letter and Term Sheet dated as of February 21, 2007 from Manufacturers and Traders Trust Company as lender and administrative agent, providing for a $200 million senior secured credit facility, which facility would be subject to increase at the Company's option to $300 million.

Item 9.01      Financial Statements and Exhibits.
               ---------------------------------

               (c) Exhibits

               99.1  Press Release dated March 22, 2007

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         GREATBATCH, INC.
     Dated:  March 22, 2007
                                         By:  /s/ Thomas J. Mazza
                                            ------------------------------------
                                              Thomas J. Mazza
                                              Senior Vice President and
                                              Chief Financial Officer

EXHIBIT
NUMBER             DESCRIPTION
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99.1               Press Release of Greatbatch, Inc. dated March 22, 2007.